MEMBERSHIP INTEREST TRANSFER AND ASSIGNMENT AGREEMENT

This Membership Interest Transfer and Assignment Agreement (“Agreement”) for the transfer and assignment of, in the aggregate, a total of 100% of the Membership Interests (as defined below) in Hydro Innovations, LLC (the “Company”), is entered into on the effective date signed below, by and among the transferors, Brandy Keen and Stephen Keen (the “Transferors”), owners of 100% of the Membership Interests in the Company, and Surna, Inc., (the “Transferee”) with respect to the following facts:

RECITALS

WHEREAS, the Transferors owns 100% of the Membership Interests in the Company.

WHEREAS, the Transferee desires to receive and the Transferors desires to transfer, 100% of the Membership Interests in the Company.

WHEREAS, the Transferors and Transferee entered into that certain Membership Interest Purchase Agreement between the parties dated March 31, 2014, as amended by that certain Modification and Amendment to the Membership Interest Purchase Agreement dated July 28, 2014 (the “Purchase Agreement”) that provides for the sale of 100% of the Transferors’ Membership Interests in the Company to the Transferee.

NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein, and subject to the terms and conditions set forth below, the parties agree as follows:

AGREEMENT

1. Transfer of Membership Interests. The Transferors hereby assign, transfer, convey, set over and deliver, free and clear of all encumbrances (except for any encumbrances created on behalf of the Transferee hereunder) to the Transferee, and the Transferee hereby acquires from the Transferors, in the aggregate, 100% of the outstanding Membership Interests of the Company (the “Membership Interests”).

2. Consideration for Transfer. The transfer of the Membership Interests in accordance with this Agreement is being made pursuant to the terms and conditions set forth in the Purchase Agreement.

3. Closing. The closing of this transaction shall take place contemporaneously with the execution of this Agreement and pursuant to the terms and conditions of the Purchase Agreement. Within 5 business days of the date hereof the Company shall deliver such membership certificates, if any, evidencing the Membership Interests and any assignments of the Membership Interests as may be required by law to transfer the Membership Interests. Transferee shall be allowed to amend the Operating Agreement of the Company as necessary to accommodate the transfer of the Membership Interests pursuant to this Agreement and the Purchase Agreement.

4. The Transferors Representations and Warranties: The Transferors represent and warrant that as of this date:

(a) AUTHORIZATION. The Transferors have the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite action. This Agreement has been duly authorized, executed and delivered by the Transferors and constitutes a valid and binding obligation, enforceable against the Transferors, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) NO CONSENTS. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof (each, a “Person”) is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by this Agreement.

(c) OWNERSHIP OF THE SECURITIES. The Transferors own the Membership Interests beneficially and of record, free and clear of any liens, claims or encumbrances (except for any encumbrances created on behalf of the Transferee hereunder) (collectively, “Encumbrances”). The Transferors have not entered into any agreement, arrangement or other understanding (i) granting any option, warrant or right of first refusal with respect to the Membership Interests to any Person, (ii) restricting the Transferors’ right to sell the Membership Interests to any Person, or (iii) restricting any other of the Transferors’ rights with respect to the Membership Interests. The Transferors have the absolute and unrestricted right, power and capacity to assign and transfer the Membership Interests to the Transferee free and clear of any Encumbrances (except for any encumbrances created on behalf of the Transferee hereunder). Upon execution of this Agreement, the Transferee shall acquire good, valid and marketable title to the Membership Interests, free and clear of any Encumbrances (except for any encumbrances created on behalf of the Transferee hereunder).

(d) LIMITATION OF LIABILITY. The Transferee shall not be subject to liability based on acts or omissions of the Transferors or any agent of the Company.

5. The laws of Colorado shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of each party to this Agreement.

6. This Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts will be construed together and will constitute one agreement.

For valuable consideration received pursuant to the Purchase Agreement, 100% of the outstanding Membership Interests in the Company currently held by Transferors is hereby transferred to Transferee.

Brandy Keen (Transferor)	Stephen Keen (Transferor)

Signature	Signature

Date	Date

Surna, Inc. (Transferee)

By:
Thomas Bollich, CEO

Date

EXHIBIT A

EXECUTIVE EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT is made and entered into effective as of July___, 2014 (the “Effective Date”) by and between Surna, Inc. (the “Company”), and Brandy Keen, the undersigned individual (“Executive”).

RECITAL

WHEREAS, the Executive is willing to be employed by the Company, and the Company is willing to employ the Executive, on the terms, covenants and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

1. Employment.

(a) Term. The Company hereby employs Executive to serve as the Vice President of Operations (“VPO”) and to serve in such additional or different position or positions as the Company may determine in its sole discretion. The term of employment shall be for a period of three (3) years (“Employment Period”) to commence on the Effective Date.

(b) Duties and Responsibilities. Executive will be responsible for all operations efforts of the Company and other duties as agreed upon with the Company’s Board of Directors. The Executive shall report to the Chief Executive Officer.

2. Compensation.

(a) Base Salary. Executive shall be paid a base salary (“Base Salary”) at the annual rate of $96,000, payable twice monthly. The annual Base Salary shall be reviewed on an annual basis by the Board of Directors or Compensation Committee to determine if such Base Salary should be revised.

(b) Payment. Payment of the Base Salary as discussed in Section 2(a) shall be made in accordance with the relevant Company policies, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes. It is understood and agreed to, by both the Executive and the Company, that payment of the agreed to salary will not commence until the Company has received funding or revenues sufficient to support the payment of salaries to employees, as determined by the monthly financial statements. Additionally, the Executive and the Company agree that should cash shortfalls preclude payment of the Executive’s salary that any unpaid salary shall be accrued.

(c) Stock. Executive shall be entitled to compensation in the form of stock options, however said stock based compensation shall be negotiated in a separate agreement from the within Executive Employment Agreement.

(d) Vacation and Benefits. Executive shall be entitled to such vacation, leave, and other benefits, and shall be subject to such rules and regulations and disciplinary action as shall be in effect from time to time in accordance with Company policy. The Company reserves the right in its sole discretion to alter, amend, eliminate or discontinue at any time any such benefits, rules or regulations. During any period of unpaid leave in accordance with such benefits or policies the Base Salary described in Section 2(a) shall not be earned.

(e) Expenses. Executive will be reimbursed for Executive’s reasonable and necessary out of pocket expenses for business entertainment in connection with the performance of the Executive’s duties hereunder provided such expenses are approved in writing in advance by the Board of Directors.

3. Executive’s Business Activities. During the term of this Agreement, Executive shall not engage in any business activity or venture, except those which will not impair Executive’s ability to properly meet his obligations to the Company. Executive shall devote the substantial portion of his entire business time, attention and energy exclusively to the business and affairs of the Company and its affiliates, as its business and affairs now exist and as they hereafter may be changed. With permission of the Board of Directors of the Company, Executive may serve as a member of the board of directors, or officer, of other organizations that do not compete with the Company, and may participate in other professional, civic, governmental organizations and activities that do not materially affect his ability to carry out his duties hereunder.

4. At-Will Employment. Nothing in this Agreement shall be construed as a guarantee of employment or continued employment. Executive and the Company agree that Executive’s employment with the Company is at will and employment may be terminated at any time, with or without cause.

5. Termination of Employment.

(a) For Cause. Notwithstanding Section 4, the Company may terminate Executive’s employment hereunder for cause for any one of the following reasons: (1) conviction of a felony, any act involving moral turpitude, or a misdemeanor where imprisonment is imposed; (2) commission of any act of theft, fraud, dishonesty, or falsification of any employment or Company records; (3) improper disclosure of the Company’s confidential or proprietary information; (4) any action by the Executive which has a detrimental effect on the Company’s reputation or business; (5) Executive’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (6) any breach of this Agreement, which breach is not cured within ten (10) days following written notice of such breach; (7) a course of conduct amounting to gross incompetence; (8) chronic and unexcused absenteeism; (9) unlawful appropriation of a corporate opportunity; or (10) misconduct in connection with the performance of any of Executive’s duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or any violation of law or regulations on Company premises or to which the Company is subject. Upon termination of Executive’s employment with the Company for cause, the Company shall be under no further obligation to Executive, except to pay all accrued but unpaid base salary and accrued vacation to the date of termination thereof.

(b) Without Cause. The Company or the Executive may terminate Executive’s employment hereunder at any time without cause, by giving the other at least two (2) weeks’ notice of termination, either orally or in writing. In the event Executive provides notice of termination, the Company may elect to accelerate the effective date of termination. Upon termination, Executive shall be entitled to severance pay in the amount of four (4) weeks of Base Salary, less deductions required by law, only if Executive executes a valid and comprehensive release of any and all claims that the Executive may have against the Company in a form provided by the Company and Executive executes such form within seven (7) days of tender.

(c) Resignation. Upon termination of employment, Executive shall be deemed to have resigned from the Board of Directors of the Company if he is a director.

(d) Cooperation. After notice of termination, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive’s responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

6. Disability of Executive. The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than one hundred twenty 120 consecutive days. Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary and vacation.

7. Death of Executive. In the event of the death of Executive during the Employment Period, the Company’s obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days the Company shall pay to Executive’s heirs or personal representatives Executive’s Base Salary and accrued vacation accrued to the date of death.

8. Company Property. All work performed, notes, records, manuals, workpapers, financial statements, research papers, drawings, product specifications, and all other materials used or created in the conduct of Executive’s work shall belong to the Company. Executive shall have no right to retain such Company Property or copies of such property and shall surrender such Company Property upon termination of employment. Further, all clients of the Company and the Executive are the Company’s clients, including clients brought to the Company through Executive’s efforts. Executive agrees that any patentable inventions or copyrightable works related to the work performed or Company property, conceived, created or improved by employee are the sole property of the Company and that any patents or copyrights that shall issues shall immediately become the property of the Company. Executive agrees to fully cooperate in the prosecution or filing of patent or copyright applications, and to assign all interests in the rights to all issues patents and copyrights to the Company, by formal act and deed, without further or additional consideration.

9. Confidential Information. Executive acknowledges that by virtue of this employment he will acquire confidential and proprietary information, including, but not limited to, information that relates to the Company’s research and product development, trade secrets, design information, design or engineering work, proprietary information, intellectual product information, customer and clients lists, personnel information, financial information, business plans, and marketing information of the Company. Executive agrees not to disclose or allow others to disclose any Confidential Information either during the term of this Agreement or upon termination of employment.

As Executive, you agree to return all Confidential Information, including any trade secret information within three (3) calendar days following the termination of your employment for any reason. To the extent you maintain Confidential Information and/or Trade Secrets in electronic form on any computers or other electronic devices owned by you, you will agree to irretrievably delete all such information and to confirm the fact of deletion in writing within three (3) calendar days following termination of employment with the Company. You also agree to return all property in your possession at the time of the termination of the employment with the Company, including, but not limited to, all documents, records, cd’s, dvd’s, and other media of every kind and description relating to the Business of the Company and its customers, research and development of products, design or engineering plans, proprietary information, intellectual property information, and any and all copies, in whole or in part, whether or not prepared by you, all of which shall remain the sole and exclusive property of the Company.

10. Restriction on Competition. Executive and the Company agree that, in return for the payment of the Base Salary by the Company, to Employee, the receipt and sufficiency of which are hereby acknowledged by Executive, the parties agree that: during employment with the Company, and for one (1) year after the termination of employment, Executive shall not in any matter, directly or indirectly, including, but not limited to, as an individual, or as an employee (including acting as employee for a current or former client of the Company), partner, or shareholder of a company, partnership or professional corporation, consultant, or independent contractor with a competitor of the Company’s present or contemplated business anywhere in the United States:

(a)	Call upon, accept or solicit any of the present clients or customers of the Company for the purpose of performing or having another person or party perform professional or consulting services of any kind, either directly or indirectly.

(b)	In any way employ, seek to employ or solicit for employment any person who is an employee or agent of the Company or who has been and employee or agent for the Company within six (6) months prior to termination of this Agreement.

(c)	Interfere in any manner with the Company’s continuing business relationship with any present clients or customers of the Company.

The parties hereto agree that the Company will be irreparably harmed in the event of a breach of any of the covenants contained in the provisions of this paragraph 10. In the event of such a breach, the parties agree that the Company shall have the right to an injunction to prevent any such breach and to pursue any and all other concurrent and legal remedies. Moreover, should the Company bring an action in a court of competent jurisdiction to enforce any of the provisions thereof, and prevail on any aspect of such action, Executive agrees to pay reasonable attorney’s fees, costs, and disbursements incurred by the Company in such action.

11. Assignment and Transfer. Executive’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company’s assets, any corporate successor to Company or any assignee thereof.

12. No Inconsistent Obligations. Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

13. Miscellaneous.

(a) Attorneys’ Fees. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to legal proceedings in connection with this Agreement or Executive’s employment with the Company, the party or parties prevailing in such legal proceedings shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such legal proceedings from the non-prevailing party or parties; provided, however, that nothing herein is intended to affect the provisions of Section 13(l).

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to conflict of law principles.

(c) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

(d) Amendment. This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company.

(e) Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

(f) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

(g) Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

(h) Non-waiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

(i) Remedy for Breach; Attorneys’ Fees. The parties hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of the Company’s business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law. The prevailing party in any action instituted pursuant to this Agreement shall be entitled to recover from the other party its reasonable attorneys’ fees and other expenses incurred in such action.

(j) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Executive’s residence (as noted in the Company’s records), or to the Company’s principal office, as the case may be.

(k) Assistance in Litigation. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

(l) Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration in Boulder, Colorado. Such arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association (but the arbitration shall be in front of an arbitrator appointed by JAMS/Endispute (“JAMS”), with the following exceptions if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator(s), together with other expenses of the arbitration incurred or approved by the arbitrator(s); and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS’ rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief or relief under the Confidential Information and Invention Assignment Agreement. The arbitrator shall not have the right to award punitive damages, consequential damages, lost profits or speculative damages to either party. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than the arbitrator), and the determination thereof, unless otherwise required by law or necessary for the business of the Company. The arbitrator(s) shall be required to follow applicable law. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

This alternative dispute resolution step is in lieu of a lawsuit and any jury trial is hereby waived. The Company expressly reserves the right to enforce the CONFIDENTIAL AND PROPRIETARY INFORMATION and RESTRICTION ON COMPETITION paragraphs of this Agreement in any appropriate legal proceeding, including by filing, and seeking injunctive relief through a lawsuit.

14. Acknowledgment. Executive acknowledges that he has read and understands this Agreement and agrees to abide by its terms.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

THIS AGREEMENT IS A CONTRACT AND CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Surna, Inc.		EXECUTIVE:

By:		By:
Name:	Tom Bollich	Name:	Brandy Keen
Title:	Chief Executive Officer	Title:	Vice-Pres Operations

Date:	July __, 2014	Date:	July __, 2014

EXHIBIT B

EXECUTIVE EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT is made and entered into effective as of July_____, 2014 (the “Effective Date”) by and between Surna, Inc. (the “Company”), and Stephen Keen, the undersigned individual (“Executive”).

RECITAL

WHEREAS, the Executive is willing to be employed by the Company, and the Company is willing to employ the Executive, on the terms, covenants and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

1. Employment.

(a) Term. The Company hereby employs Executive to serve as the Vice President of Research and Development (“VPRD”) and to serve in such additional or different position or positions as the Company may determine in its sole discretion. The term of employment shall be for a period of three (3) years (“Employment Period”) to commence on the Effective Date.

(b) Duties and Responsibilities. Executive will be responsible for all research and development efforts of the Company and other duties as agreed upon with the Company’s Board of Directors. The Executive shall report to the Chief Executive Officer.

2. Compensation.

(a) Base Salary. Executive shall be paid a base salary (“Base Salary”) at the annual rate of $96,000, payable twice monthly. The annual Base Salary shall be reviewed on an annual basis by the Board of Directors or Compensation Committee to determine if such Base Salary should be revised.

(b) Payment. Payment of the Base Salary as discussed in Section 2(a) shall be made in accordance with the relevant Company policies, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes. It is understood and agreed to, by both the Executive and the Company, that payment of the agreed to salary will not commence until the Company has received funding or revenues sufficient to support the payment of salaries to employees, as determined by the monthly financial statements. Additionally, the Executive and the Company agree that should cash shortfalls preclude payment of the Executive’s salary that any unpaid salary shall be accrued.

(c) Stock. Executive shall be entitled to compensation in the form of stock options, however said stock based compensation shall be negotiated in a separate agreement from the within Executive Employment Agreement.

(d) Vacation and Benefits. Executive shall be entitled to such vacation, leave, and other benefits, and shall be subject to such rules and regulations and disciplinary action as shall be in effect from time to time in accordance with Company policy. The Company reserves the right in its sole discretion to alter, amend, eliminate or discontinue at any time any such benefits, rules or regulations. During any period of unpaid leave in accordance with such benefits or policies the Base Salary described in Section 2(a) shall not be earned.

(e) Expenses. Executive will be reimbursed for Executive’s reasonable and necessary out of pocket expenses for business entertainment in connection with the performance of the Executive’s duties hereunder provided such expenses are approved in writing in advance by the Board of Directors.

3. Executive’s Business Activities. During the term of this Agreement, Executive shall not engage in any business activity or venture, except those which will not impair Executive’s ability to properly meet his obligations to the Company. Executive shall devote the substantial portion of his entire business time, attention and energy exclusively to the business and affairs of the Company and its affiliates, as its business and affairs now exist and as they hereafter may be changed. With permission of the Board of Directors of the Company, Executive may serve as a member of the board of directors, or officer, of other organizations that do not compete with the Company, and may participate in other professional, civic, governmental organizations and activities that do not materially affect his ability to carry out his duties hereunder.

4. At-Will Employment. Nothing in this Agreement shall be construed as a guarantee of employment or continued employment. Executive and the Company agree that Executive’s employment with the Company is at will and employment may be terminated at any time, with or without cause.

5. Termination of Employment.

(a) For Cause. Notwithstanding Section 4, the Company may terminate Executive’s employment hereunder for cause for any one of the following reasons: (1) conviction of a felony, any act involving moral turpitude, or a misdemeanor where imprisonment is imposed; (2) commission of any act of theft, fraud, dishonesty, or falsification of any employment or Company records; (3) improper disclosure of the Company’s confidential or proprietary information; (4) any action by the Executive which has a detrimental effect on the Company’s reputation or business; (5) Executive’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (6) any breach of this Agreement, which breach is not cured within ten (10) days following written notice of such breach; (7) a course of conduct amounting to gross incompetence; (8) chronic and unexcused absenteeism; (9) unlawful appropriation of a corporate opportunity; or (10) misconduct in connection with the performance of any of Executive’s duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or any violation of law or regulations on Company premises or to which the Company is subject. Upon termination of Executive’s employment with the Company for cause, the Company shall be under no further obligation to Executive, except to pay all accrued but unpaid base salary and accrued vacation to the date of termination thereof.

(b) Without Cause. The Company or the Executive may terminate Executive’s employment hereunder at any time without cause, by giving the other at least two (2) weeks’ notice of termination, either orally or in writing. In the event Executive provides notice of termination, the Company may elect to accelerate the effective date of termination. Upon termination, Executive shall be entitled to severance pay in the amount of four (4) weeks of Base Salary, less deductions required by law, only if Executive executes a valid and comprehensive release of any and all claims that the Executive may have against the Company in a form provided by the Company and Executive executes such form within seven (7) days of tender.

(c) Resignation. Upon termination of employment, Executive shall be deemed to have resigned from the Board of Directors of the Company if he is a director.

(d) Cooperation. After notice of termination, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive’s responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

6. Disability of Executive. The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than one hundred twenty 120 consecutive days. Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary and vacation.

7. Death of Executive. In the event of the death of Executive during the Employment Period, the Company’s obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days the Company shall pay to Executive’s heirs or personal representatives Executive’s Base Salary and accrued vacation accrued to the date of death.

8. Company Property. All work performed, notes, records, manuals, workpapers, financial statements, research papers, drawings, product specifications, and all other materials used or created in the conduct of Executive’s work shall belong to the Company. Executive shall have no right to retain such Company Property or copies of such property and shall surrender such Company Property upon termination of employment. Further, all clients of the Company and the Executive are the Company’s clients, including clients brought to the Company through Executive’s efforts. Executive agrees that any patentable inventions or copyrightable works related to the work performed or Company property, conceived, created or improved by employee are the sole property of the Company and that any patents or copyrights that shall issues shall immediately become the property of the Company. Executive agrees to fully cooperate in the prosecution or filing of patent or copyright applications, and to assign all interests in the rights to all issues patents and copyrights to the Company, by formal act and deed, without further or additional consideration.

9. Confidential Information. Executive acknowledges that by virtue of this employment he will acquire confidential and proprietary information, including, but not limited to, information that relates to the Company’s research and product development, trade secrets, design information, design or engineering work, proprietary information, intellectual product information, customer and clients lists, personnel information, financial information, business plans, and marketing information of the Company. Executive agrees not to disclose or allow others to disclose any Confidential Information either during the term of this Agreement or upon termination of employment.

As Executive, you agree to return all Confidential Information, including any trade secret information within three (3) calendar days following the termination of your employment for any reason. To the extent you maintain Confidential Information and/or Trade Secrets in electronic form on any computers or other electronic devices owned by you, you will agree to irretrievably delete all such information and to confirm the fact of deletion in writing within three (3) calendar days following termination of employment with the Company. You also agree to return all property in your possession at the time of the termination of the employment with the Company, including, but not limited to, all documents, records, cd’s, dvd’s, and other media of every kind and description relating to the Business of the Company and its customers, research and development of products, design or engineering plans, proprietary information, intellectual property information, and any and all copies, in whole or in part, whether or not prepared by you, all of which shall remain the sole and exclusive property of the Company.

10. Restriction on Competition. Executive and the Company agree that, in return for the payment of the Base Salary by the Company, to Employee, the receipt and sufficiency of which are hereby acknowledged by Executive, the parties agree that: during employment with the Company, and for one (1) year after the termination of employment, Executive shall not in any matter, directly or indirectly, including, but not limited to, as an individual, or as an employee (including acting as employee for a current or former client of the Company), partner, or shareholder of a company, partnership or professional corporation, consultant, or independent contractor with a competitor of the Company’s present or contemplated business anywhere in the United States:

(a)	Call upon, accept or solicit any of the present clients or customers of the Company for the purpose of performing or having another person or party perform professional or consulting services of any kind, either directly or indirectly.

(b)	In any way employ, seek to employ or solicit for employment any person who is an employee or agent of the Company or who has been and employee or agent for the Company within six (6) months prior to termination of this Agreement.

(c)	Interfere in any manner with the Company’s continuing business relationship with any present clients or customers of the Company.

The parties hereto agree that the Company will be irreparably harmed in the event of a breach of any of the covenants contained in the provisions of this paragraph 10. In the event of such a breach, the parties agree that the Company shall have the right to an injunction to prevent any such breach and to pursue any and all other concurrent and legal remedies. The parties agree that damages for any breach under this paragraph 10 are not readily ascertained, so in the event of a breach of this paragraph the Company is entitled to liquidated damages for every product, regardless of the stage of development, in the amount of 150% of the billings for the research and development of the product to date during the twelve (12) month period immediately prior to the date Executive violates the terms of this Agreement. Executive agrees that this is a reasonable and fair estimate of the Company’s damages. Moreover, should the Company bring an action in a court of competent jurisdiction to enforce any of the provisions thereof, and prevail on any aspect of such action, Executive agrees to pay reasonable attorney’s fees, costs, and disbursements incurred by the Company in such action.

11. Assignment and Transfer. Executive’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company’s assets, any corporate successor to Company or any assignee thereof.

12. No Inconsistent Obligations. Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

13. Miscellaneous.

(a) Attorneys’ Fees. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to legal proceedings in connection with this Agreement or Executive’s employment with the Company, the party or parties prevailing in such legal proceedings shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such legal proceedings from the non-prevailing party or parties; provided, however, that nothing herein is intended to affect the provisions of Section 13(l).

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to conflict of law principles.

(c) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

(d) Amendment. This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company.

(e) Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

(f) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

(g) Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

(h) Non-waiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

(i) Remedy for Breach; Attorneys’ Fees. The parties hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of the Company’s business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law. The prevailing party in any action instituted pursuant to this Agreement shall be entitled to recover from the other party its reasonable attorneys’ fees and other expenses incurred in such action.

(j) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Executive’s residence (as noted in the Company’s records), or to the Company’s principal office, as the case may be.

(k) Assistance in Litigation. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

(l) Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration in Boulder, Colorado. Such arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association (but the arbitration shall be in front of an arbitrator appointed by JAMS/Endispute (“JAMS”), with the following exceptions if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator(s), together with other expenses of the arbitration incurred or approved by the arbitrator(s); and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS’ rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief or relief under the Confidential Information and Invention Assignment Agreement. The arbitrator shall not have the right to award punitive damages, consequential damages, lost profits or speculative damages to either party. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than the arbitrator), and the determination thereof, unless otherwise required by law or necessary for the business of the Company. The arbitrator(s) shall be required to follow applicable law. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

This alternative dispute resolution step is in lieu of a lawsuit and any jury trial is hereby waived. The Company expressly reserves the right to enforce the CONFIDENTIAL AND PROPRIETARY INFORMATION and RESTRICTION ON COMPETITION paragraphs of this Agreement in any appropriate legal proceeding, including by filing, and seeking injunctive relief through a lawsuit.

14. Acknowledgment. Executive acknowledges that he has read and understands this Agreement and agrees to abide by its terms.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

THIS AGREEMENT IS A CONTRACT AND CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Surna, Inc.		EXECUTIVE:

By:		By:
Name:	Tom Bollich	Name:	Stephen Keen
Title:	Chief Executive Officer	Title:	Vice-Pres Research & Development

Date:	July __, 2014	Date:	July __, 2014

EXHIBIT C

PROMISSORY NOTE

FOR VALUE RECEIVED, Surna, Inc., a company organized and existing under the laws of the state of Nevada (the “Debtor”) promises to pay to the order of Stephen Keen and Brandy Keen, collectively the former owners of Hydro Innovations, LLC (“Hydro”) a company filing as an S-Corp and organized and existing under the laws of the state of Colorado (the “Holder(s)”) at the office of the Debtor or such other place as the Holder hereof shall designate, the principal amount of Two-Hundred-Fifty-Thousand-Dollars ($250,000.00) (the “principal balance”), representing the purchase price for their respective member Interest in Hydro, at an interest rate of 6 percent (6%) per annum and to be paid, unless otherwise agreed, in equal monthly installments in the amount of $5,000.00 per month and subject to a balloon payment for the remainder with payment number twenty-four (24). Interest shall be calculated on the basis of actual days elapsed per year. In the event that Debtor fails to make any principal or interest payment due hereunder within 30 ([number]) business days following delivery to Debtor of written demand therefore, then the entire unpaid principal balance of this Note, along with all other amounts due hereunder, shall accelerate and be immediately due and payable.

To the extent not sooner repaid, the entire unpaid balance made hereunder shall be due and payable in a single installment on July 18, 2016, together with any accrued and unpaid interest and all other sums due hereunder. Payments of principal and interest under this Note shall be made in lawful currency of the United States and shall be applied, in order, first to costs of collection, second to interest, and third to principal.

Debtor may prepay the outstanding principal amount of this Note, in whole or in part, at any time without premium or penalty. Prepayments shall be applied first to accrued and unpaid interest on this Note, and then to the outstanding principal balance hereof.

All loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Holder and, prior to any transfer hereof, endorsed on the Grid attached as Exhibit A which is part of this Note, the entries on the records of the Holder (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder. Any failure of Holder or any note holder to make any such notation shall not affect the unconditional obligation of Debtor to pay all amounts due hereunder as and when due.

The Debtor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consent that no indulgence, and no substitution, release or surrender collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the Debtor or any such endorser or guarantor. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

Any notice to Debtor provided for in this Note shall be given by mailing such notice by certified mail return receipt requested addressed to Debtor at the address stated below, or to such other address as Debtor may designate by notice to the note holder. Any notice to the note holder shall be given by mailing such notice by certified mail, return receipt requested, to the note holder at the address stated below in this Note, or at such other address as may have been designated by notice to Debtor.

Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Debtor to the Holder and this refunded to the Debtor.

The Debtor agrees to pay on demand all costs and expenses (including collection and legal costs and attorneys’ fees) incurred or paid by the holder in enforcing this Note on default.

In the event the Debtor defaults on the terms of this Note and the Debtor does not cure such default within 15 days after receipt of written notice of such default from the Holders, then the Holders shall have the right to demand the return of their former membership ownership interest in Hydro Innovations LLC, as referred to above.

This Note shall take effect as a sealed instrument, shall be governed by the laws of the State of Colorado, and shall be effective as of _______________________ notwithstanding the actual date of execution and delivery.

IN WITNESS WHEREOF, the parties have executed this instrument on this ______ day of _________________, 20____.

“Debtor”	Surna, Inc.
1780 55th St., Unit C
Boulder, CO 80301

By:

Its:	CEO

“Holders”	Stephen Keen	Brandy Keen
	840 Turpin Way	840 Turpin Way
	Erie, CO 80516	Erie, CO 80516

By:	By:

Exhibit A

Payment Due Date	Amount Paid	Remaining Balance
7/18/2014
8/18/2014
9/18/2014
10/18/2014
11/18/2014
12/18/2014
1/18/2015
2/18/2015
3/18/2015
4/18/2015
5/18/2015
6/18/2015
7/18/2015
8/18/2015
9/18/2015
10/18/2015
11/18/2015
12/18/2015
1/18/2016

2/18/2016
3/18/2016
4/18/2016
5/18/2016
6/18/2016
Balloon Payment